                                                                   EXHIBIT 11.01

SkillSoft Corporation
Earnings per share calculation


For the period ended     January 31, 1998

                                      Unrestricted Class A Common                                      Conversion of convertible
                                                stock              Restricted Class A Common stock          preferred stock
                                    -----------------------------  -------------------------------   ------------------------------
                                                       Weighted                     Weighted                             Weighted
                                       Shares           average        Shares        average                              average
                                    outstanding       outstanding    outstanding   outstanding       Shares converted   outstanding
                                    -----------------------------  -------------------------------   ------------------------------
          October 15, 1997
         December 10, 1997           1,900,000         914,815
           January 8, 1998                                                                               4,000,000          851,852
         December 10, 1997             100,000          48,148
         December 10, 1997              10,000           4,815
                                    ------------------------------------------------------------------------------------------------

Total                                2,010,000         967,778             --            --              4,000,000          851,852



      Basic weighted average shares outstanding        967,778           Diluted weighted average shares outstanding      1,819,630

                                       Net loss       (824,433)                                             Net loss       (824,433)

                                 Loss per share          (0.85)                                       Loss per share          (0.45)

SkillSoft Corporation
Earnings per share calculation

For the period ended     July 31, 1998

                                      Unrestricted Class A Common                                      Conversion of convertible
                                                stock              Restricted Class A Common stock          preferred stock
                                    -----------------------------  -------------------------------   ------------------------------
                                                       Weighted                     Weighted                             Weighted
                                       Shares           average        Shares        average                              average
                                    outstanding       outstanding    outstanding   outstanding       Shares converted   outstanding
                                    -----------------------------  -------------------------------   ------------------------------
          January 31, 1998
         December 10, 1997           1,900,000         1,900,000
           January 8, 1998                                                                            4,000,000           4,000,000
         December 10, 1997             100,000           100,000
         December 10, 1997              10,000            10,000
--------------------------
             June 15, 1998                                              38,889        9,883
             July 15, 1998                                             170,472       15,069
                                    ------------------------------------------------------------------------------------------------

                                     2,010,000         2,010,000       209,361       24,953           4,000,000           4,000,000



        Basic weighted average shares outstanding      2,034,953        Diluted weighted average shares outstanding       6,034,953

                                         Net loss     (2,727,509)                                          Net loss      (2,727,509)

                                   Loss per share          (1.34)                                    Loss per share           (0.45)

SkillSoft Corporation
Earnings per share calculation

For the period ended        January 31, 1999

                                      Unrestricted Class A Common                                      Conversion of convertible
                                                stock              Restricted Class A Common stock          preferred stock
                                    -----------------------------  -------------------------------   ------------------------------
                                                       Weighted                     Weighted                             Weighted
                                       Shares           average        Shares        average                              average
                                    outstanding       outstanding    outstanding   outstanding       Shares converted   outstanding
                                    -----------------------------  -------------------------------   ------------------------------
           January 31, 1998
          December 10, 1997          1,900,000            1,900,000
            January 8, 1998                                                                           4,000,000           4,000,000
          December 10, 1997            100,000              100,000
          December 10, 1997             10,000               10,000
---------------------------
              June 15, 1998                                            38,889        24,505
              July 15, 1998                                           170,472        93,409
            August 14, 1998                                                                           2,380,953           1,108,937
            August 15, 1998                                            46,833        21,684
         September 15, 1998                                            46,833        17,707
           October 15, 1998                                            46,833        13,857
          November 15, 1998                                            46,833         9,880
          December 15, 1998                                            46,833         6,031
           January 15, 1999                                            46,833         2,053
                                    -----------------------------------------------------------------------------------------------

                                     2,010,000            2,010,000   490,359       189,127           6,380,953           5,108,937



              Basic weighted average shares outstanding   2,199,127       Diluted weighted average shares outstanding     7,308,064

                                               Net loss  (8,272,541)                                         Net loss    (8,272,541)

                                         Loss per share       (3.76)                                   Loss per share         (1.13)

SkillSoft Corporation
Earnings per share calculation

For the period ended     July 31, 1999

                                      Unrestricted Class A Common                                      Conversion of convertible
                                                stock              Restricted Class A Common stock          preferred stock
                                    -----------------------------  -------------------------------   ------------------------------
                                                       Weighted                     Weighted                             Weighted
                                       Shares           average        Shares        average                              average
                                    outstanding       outstanding    outstanding   outstanding       Shares converted   outstanding
                                    -----------------------------  -------------------------------   ------------------------------
           January 31, 1999
          December 10, 1997          1,900,000          1,900,000
            January 8, 1998                                                                           4,000,000           4,000,000
          December 10, 1997            100,000            100,000
          December 10, 1997             10,000             10,000
---------------------------
              June 15, 1998                                             38,889        38,889
              July 15, 1998                                            170,472       170,472
            August 14, 1998                                                                           2,380,953           2,380,953
            August 15, 1998                                             46,833        46,833
         September 15, 1998                                             46,833        46,833
           October 15, 1998                                             46,833        46,833
          November 15, 1998                                             46,833        46,833
          December 15, 1998                                             46,833        46,833
           January 15, 1999                                             46,833        46,833
---------------------------
          February 15, 1999                                             46,833        42,952
          February 16, 1999                                                                           2,380,952           2,170,481
             March 15, 1999                                             51,000        38,884
             April 15, 1999                                             64,333        38,031
               May 15, 1999                                             57,667        24,532
              June 15, 1999                                             57,667        14,656
              July 15, 1999                                             57,667        5,098
                                    -----------------------------------------------------------------------------------------------

                                     2,010,000          2,010,000      825,526       654,512          8,761,905           8,551,434



                        Basic weighted average shares outstanding    2,664,512           Diluted weighted average shares
                                                                                                             outstanding 11,215,946

                                                        Net loss   (7,641,914                                   Net loss (7,641,914)

                                                  Loss per share        (2.87)                            Loss per share      (0.68)